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                                                                   EXHIBIT 10.19


                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of May 7, 1998 by and among NATIONSRENT, INC., a Delaware corporation ("Nations"); RAYMOND EQUIPMENT CO., a Kentucky corporation ("Company");Oliver Raymond, a resident of the state of Florida; Linda Raymond, a resident of the state of Indiana; Michael O'Bryan; and, James Lathrop, residents of the Commonwealth of Kentucky; and, Donald Tewell and Kenneth Acton, each a resident of the state of Indiana who collectively constitute all of the shareholders of the Company (the "Shareholders"). Certain other capitalized terms used herein are defined in
Article XI and throughout this Agreement.


                                    RECITALS


         The Shareholders own the capital stock of and operate a construction equipment rental business in the states of Kentucky, Indiana and Ohio (the "Business"). The parties have determined that it is in their respective best interests for Nations to acquire all of the issued and outstanding shares (the "Shares") of common stock, without par value, of the Company (the "Company Common Stock") which are held by the Shareholders upon the terms and subject to the conditions set forth in this Agreement.


                               TERMS OF AGREEMENT


         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                PURCHASE AND SALE

         1.1 THE ACQUISITION. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Shareholders will sell, assign, transfer, convey and deliver to Nations and Nations shall purchase, acquire and accept from the Shareholders, the Shares, free and clear of any liens (the "Acquisition").



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         1.2      CONSIDERATION. As consideration for the Shares, Nations shall, upon the terms and subject to the conditions of this Agreement, remit to Shareholders (the "Purchase Price") at the Closing (as hereinafter defined): (I) Twenty Three Million Ninety One Thousand One Hundred and Eighty Dollars (23,091,180.00) (the "Closing Payment") in immediately available funds; (ii) a series of promissory notes from Nations in the original principal amount of Eleven Million Three Hundred and Nine Thousand, Nine Hundred and Sixty Five Dollars ($11,309,965) the form of which is provided as Exhibit A attached hereto (the "Promissory Notes"); and (iii) the Management Promissory Notes (as hereinafter defined) in the original amount of (I) One Million Four Hundred and Eight Thousand Eight Hundred and Twenty One dollars (1,408,821) which is not convertible to Nations Common Stock (Exhibit BI); and (ii) Six Hundred and
Ninety Thousand and Thirty Four Dollars ($690,034), which is convertible to Nations Common Stock (Exhibit BII). Nations shall also assume the indebtedness, (as defined in Section 3.10) of the Company. The Promissory Notes and the Management Promissory Notes shall be subject to the set off rights, and upon conversion, hold back rights described in Section 8.3. The parties acknowledge that Nations has bargained for Michael O'Bryan and James Lathrop (the "Company Management") to continue with the Company after the Closing Date for two years. Should Company Management voluntarily terminate or be terminated for Compelling Cause (as defined in the Employment Agreement) other than death or disability then a portion of the Purchase Price to be received by Company Management shall be reduced as contemplated by the promissory notes issued to Company Management ("Management Promissory Notes") the form of which is attached hereto as Exhibit B.

         1.3 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Acquisition (the "Closing") shall take place no later than May 31, 1998, or as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of Shareholders' counsel, Seiller & Handmaker, LLP, Louisville, Kentucky, or such other time and place as the parties may otherwise agree (the "Closing Date").

         1.4 PROCEDURE AT THE CLOSING. At the Closing, the Shareholders shall deliver to Nations certificates representing the Shares duly endorsed for transfer, and Nations shall pay the Purchase Price to Shareholders in accordance with Section 1.2. In addition, at the Closing the Company and the Shareholders shall deliver to Nations the documents, certificates, opinions, consents and letters required by Article VI, and Nations shall deliver to the Company and the Shareholders the documents and certificates required by Article VII.

         1.5 ACCOUNTING TREATMENT. The parties hereto acknowledge and agree that the transactions contemplated hereby are intended to be treated as a purchase by Nations for accounting purposes.




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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                   OF NATIONS

         As a material inducement to the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Nations makes the following representations and warranties:

         2.1 CORPORATE STATUS. Nations is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2.2 CORPORATE POWER AND AUTHORITY. Nations has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Nations has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by Nations and constitutes a legal, valid and binding obligation of Nations, enforceable against Nations in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 NO COMMISSIONS. Nations has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

         As a material inducement to Nations to enter into this Agreement and to consummate the transactions contemplated hereby, the Shareholders, jointly and severally, make the following representations and warranties to Nations:

         3.1 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kentucky and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is legally qualified to do business as a foreign corporation in each state where the nature of its properties and the conduct of its business requires such qualification.


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         3.2      POWER AND AUTHORITY. The Company has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. The Shareholders have the requisite competence, power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Company and the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4      CAPITALIZATION.

                  (a) Schedule 3.4(a) sets forth, with respect to the Company,
(I) the number of authorized shares of each class of its capital stock, and (ii) the number of issued and outstanding shares of each class of its capital stock. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation (except for the Company Profit Sharing Plan) or other similar rights with respect to the Company. Except as set forth on Schedule 3.4(a), there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company. Except as set forth on Schedule 3.4(a), the Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

                  (b) Schedule 3.4(b) sets forth, with respect to the Company, the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned of record and/or beneficially by, each shareholder of the Company as of the close of business on the date of this Agreement. As of the date hereof, the Shareholders are the holders of all issued and outstanding shares of capital stock of the Company, and the Shareholders own such shares free and clear of all Liens, restrictions and claims of any kind.

         3.5 NO VIOLATION. Except as set forth on Schedule 3.5, the execution and delivery of this Agreement by the Company and the Shareholders, the performance by the Company and the Shareholders of their respective obligations hereunder and the consummation by the Company and the Shareholders of the transactions contemplated by this Agreement will not (I) contravene any provision of the articles of incorporation or bylaws of the Company, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any

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Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or the Shareholders, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company or the Shareholders, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Company Assets (as defined in Section 3.14), or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except as may be required under the HSR Act.

         3.6 SUBSIDIARIES. Except as provided at Section 5.9(d) hereof, the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other business entity.

         3.7 NO COMMISSIONS. Neither the Company nor the Shareholders have incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         3.8 FINANCIAL STATEMENTS. The Company has delivered to Nations (I) the financial statements of the Company for the year ending June 30, 1997, including the notes thereto, audited by Deming, Malone, Livesay and Ostroff ("Auditor"), and (ii) the financial statements of the Company for the eight month period ended February 28, 1998, and the nine-month period ended March 31, 1998 (collectively, the "Financial Statements"), copies of which are attached to
Schedule 3.8 hereto. The balance sheet dated as of February 28, 1998, including the notes thereto, of the Company included in the Financial Statements is referred to herein as the "Current Balance Sheet." The Financial Statements fairly present the financial position of the Company as of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of the Company fully and fairly reflect all transactions, properties, assets and liabilities of the Company. There are no extraordinary or material non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         3.9 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as provided on Schedule 3.9 attached hereto, since the date of the Current Balance Sheet, the Company has operated in the ordinary course of business and has not
(I) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice except as disclosed in the Letter of Agreement dated as of April 22, 1998 between

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Nations, the Company and the Stockholders; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $10,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $10,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $10,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate; (xiv) entered into any employment agreement; (xv) terminated, amended or modified any agreement involving an amount in excess of $10,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which is due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution in excess of $1,000; (xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Company or agreed to do or authorized any of the foregoing.

         3.10 LIABILITIES OF THE COMPANY. The Company has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relate to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), and (c) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which could not be material in the aggregate. Notwithstanding the generality of the foregoing, however, the costs of defense of the action described in Schedule 3.11 at item A2 shall be deemed to be in the ordinary course of business. Schedule 3.10 sets forth any liability or indebtedness for borrowed money by the Company or secured by the Assets, as defined in Section 3.14(a), (the "Indebtedness) which shall not on the closing date exceed $23,500,000.00 plus amounts borrowed after March 31, 1998 to fund incremental equipment purchases.

         3.11 LITIGATION. Except as set forth on Schedule 3.11 attached hereto, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or to the knowledge of the Company and Shareholders contemplated against, by or affecting the Company or the Shareholders, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby. During the three-year period prior to the date hereof, there has been no action, suit or other legal or administrative proceeding or governmental investigation against, by or affecting the Company or the Shareholders in which the amount in question exceeded $10,000. There are no outstanding orders, decrees, stipulations or agreements

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issued by any Governmental Authority in any proceeding or agreed to by the
Company or the Shareholders to which the Company or the Shareholders are or were a party which have not been complied with in full or which continue to impose any obligations on the Company or the Shareholders or which may have a Material Adverse Effect on the Company or the Shareholders.

         3.12     ENVIRONMENTAL MATTERS.

                  (a) The Company is and has at all times been in full compliance with all Environmental Laws (as defined in clause (g) below) governing its business, operations, properties and assets, including, without limitation: (I) all requirements relating to the Discharge (as defined in clause
(g) below) and Handling (as defined in clause (g below) of Hazardous Substances (as defined in clause (g) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (h) below) for the ownership of its properties and assets and the operation of its business as presently conducted, and (iv) all applicable writs, orders, judgements, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                  (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively, "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively, "Proceedings") pending or threatened against or involving the Company or its business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to the Company thereunder in connection with, related to or arising out of the ownership by the Company of its properties or assets or the operation of the Business, which have not been resolved or which would impose any obligation, burden or continuing liability on Nations in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on the Company.

                  (c) The Company has not Handled or Discharged, nor has it at any time allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at or upon: (I) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any real property currently or previously owned or operated by the Company; or (iii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List or its state equivalent; or (y) the United States Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified the Company that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property currently

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or previously owned or operated by the Company in an amount requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

                  (d) Schedule 3.12 identifies the operations and activities, and locations thereof, which have been conducted or are being conducted by the Company on any real property currently or previously owned or operated by the Company which have involved the Handling or Discharge of Hazardous Substances.

                  (e) Except as set forth on Schedule 3.12, the Company does not use, nor has it used, any Aboveground Storage Tanks (as defined in clause (g) below) or Underground Storage Tanks (as defined in clause (g) below), and there are not now nor to the knowledge of the Company and the Shareholders have there ever been any Underground Storage Tanks beneath any real property currently or previously owned or operated by the Company that are required to be registered under applicable Environmental Laws.

                  (f) Schedule 3.12 identifies (I) all environmental audits, assessments or occupational health studies undertaken by the Company or its agents for the period of time during which the Company owned or possessed any real property or any Governmental Authority or third party, relating to or affecting the Company or any real property currently or previously owned or operated by the Company; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by the Company or its agents or any Governmental Authority or third party, relating to or affecting the Company or any real property currently or previously owned or operated by the Company which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws; (iii) all material written communications between the Company and any Governmental Authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting the Company or any real property currently or previously owned or operated by the Company.

                  (g) For purposes of this Section 3.12, the following terms shall have the meanings ascribed to them below:

                  "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

                  "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into or through any medium including, without limitation, ground water, surface water, land, soil or air.

                  "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Company conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to

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         govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. 9601, et ,. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. 6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801, et seq. (the "Hazardous Materials Transportation Act"); the Clean Water Act, as amended, 33 U.S.C. 1311, et seq. (the "Clean Water Act"); the Clean Air Act, as amended (42 U.S.C. 7401-7642) (the "Clean Air Act"); the Toxic Substances Control Act, as amended, 15 U.S.C. 2601 et seq. (the "Toxic Substances Control Act"); the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. 136- 136y, ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. 11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651, et seq. ("OSHA").

                  "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

                  "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

                  "Licenses" means all licenses, certificates, permits, approvals and registrations.




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                  "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

         3.13 REAL ESTATE. The Company at Closing will not own any parcels of real property. Schedule 3.13 sets forth (a) a list of all leases, licenses or similar agreements ("Real Property Leases") copies of which have previously been furnished to Nations), (b) the lessor and lessee thereof and the date and term of each of such leases, (c) the legal description, if known, including street address, of each property covered thereby (the "Leased Premises"), and (d) a brief description (including size and function) of the principal improvements and buildings thereon. The Real Property Leases are in full force and effect and have not been amended, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default by the Company under any of such leases and there is no breach or anticipated breach by any other party to such leases. With respect to each of the Leased Premises: (I) the Company has valid leasehold interests or other rights of use and occupancy in the Leased Premises, free and clear of any Liens on such leasehold interests or other rights of use and occupancy, or any covenants, easements or title defects known to or created by the Company, except as do not affect the occupancy or uses of such properties; (ii) the portions of the buildings located on the Leased Premises that are used in the business of the Company are within the property setback and building lines of the respective property, are in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company respective normal business activities as conducted thereat;
(iii) each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Company respective business as presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and (iv) the Company has not received notice of (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto and no such proceeding is contemplated to the knowledge of the Company by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises and to the knowledge of the Company and the Shareholders no such special assessment is contemplated by any Governmental Authority.

         3.14 GOOD TITLE, ADEQUACY AND CONDITION OF ASSETS. Except as set forth on Schedule 3.10, the Company has, and at the Closing will have, good and marketable title to its Assets, as hereinafter defined, with full power to sell, transfer and assign the same free and clear of any Lien. The Assets and the Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the Business in the manner in which and to the extent to which such Business is currently being conducted. Assets means all of the properties and assets of the Company, including the Leased Premises, whether personal or mixed, tangible or intangible, wherever located. The Assets are in good operating condition, normal wear and tear excepted, and have been maintained in accordance with all applicable specifications and warranties. All inventory of rental equipment of the Company set forth on Schedule 3.14(a) hereto and all inventory of merchandise set

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
forth in Schedule 3.14(b) hereto, consists of a quality and quantity usable, rentable, or salable in the ordinary course of business of the Company, except for obsolete items and items of below standard quality, all of which have been written off, written down or adequately reserved against to their net realizable value in the Current Balance Sheet. All such inventory not written off has been recorded at the lower of cost or net realizable value, and depreciated consistent with the economic life of such inventory. The quantities of each item of such inventory are reasonable in the present circumstances of the Company. All such inventory is in good operating condition and repair, subject to normal wear and tear, and has been maintained in accordance with normal industry practice.

         3.15 COMPLIANCE WITH LAWS. The Company is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets and any other properties and assets (in each case owned or used by it now or in the past). The Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened. Neither the Company, nor any of its respective employees or to the knowledge of the Company or the Shareholders, agents, has made any payment of funds which is prohibited by law, and no funds have been set aside to be used for any payment prohibited by law. The Company is not subject to any Contract, decree or injunction which restricts the continued operation of the Business or the expansion thereof to other geographical areas, customers or suppliers, or to other lines of business.

         3.16 LABOR AND EMPLOYMENT MATTERS. Schedule 3.16 sets forth the name and current rate of compensation of each employee of the Company. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the twenty-four (24) months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the Business. Neither the Company, nor any agent, representative or employee thereof has within the last ten (10) years committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against the Company or any of the Companies by or with the National Labor Relations Board or any representative thereof The Company is not aware that any key employee or group of employees have any plans to terminate his or their employment with the Company. The Company is not a party or subject to any employment agreements, noncompetition agreements, or consulting agreements. The Company has complied with all applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and Americans with Disabilities Act, each as amended.

         3.17     EMPLOYEE BENEFIT PLANS.

                  (a) Schedule 3.17 sets forth each employee Benefit Plan of the Company. With respect to each Employee Benefit Plan (as defined in clause (d) below) of the Company, (I) each has been administered in compliance with its terms and with all applicable laws including, without limitation, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending or to the knowledge of the Company and the Shareholders threatened; (iii) no audits, proceedings, claims or demands are pending with any Governmental Authority; (iv) all reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any plan participant have been duly or timely filed or distributed; (v) no "prohibited transaction" has occurred within the meaning of ERISA or the Code; (vi) no such plan provides medical or dental benefits for any current or former employees of the Company or its predecessors after termination of employment; (vii) no such plan obligates the Company to pay separation, severance, termination or similar benefits as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as defined in Section 280G of the Code); (viii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Company as of the Closing; (ix) no such plan has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Company;
(x) the Company has complied with the notice and continuation of coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to any group health plan within the meaning of Code Section 5000(b)(1); and (xi) the Company does not participate in, nor has it ever participated in, or have any withdrawal liability under ERISA with respect to, a "multiemployer plan" (as defined in Section 3(37) of ERISA). True and accurate copies of each Employee Benefit Plan of the Company, together with the most recent annual reports on Form 5500, all IRS favorable determination letters and summary plan descriptions for such plans have been furnished to Nations.

                  (b) With respect to each Employee Benefit Plan of the Company intended to qualify under Code Section 401(a) or 403(a), (I) the Internal Revenue Service has issued a favorable determination letter, which has not been revoked, that any such plan is tax-qualified and exempt from federal income tax;
(ii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred; and (iii) the present value of all liabilities under any such plan will not exceed the current fair market value of the assets of such plan (determined using the actuarial assumption used for the most recent actuarial valuation for such plan).

                  (c) Nations will not suffer any loss, cost or liability as a result of any claim that the Company has not complied with the provisions of paragraphs (a) and (b) above with respect to each Employee Benefit Plan maintained by any such entity.

                  (d) For purposes hereof, "Employee Benefit Plan" means any:
(I) employee pension benefit plan as defined in Section 3(2) of ERISA; (ii) multiemployer plan as defined in Section 3(37) of ERISA; (iii) employee welfare benefit plan as defined in Section 3(1) of ERISA; and (iv) any stock option, bonus, stock purchase, or insurance plan and any severance or termination pay plan or policy in which employees, spouses or dependents participate.

         3.18 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to the Company or its respective income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to the Company and the Business have been paid or are accrued on the Current Balance Sheet. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. With respect to each taxable period of the Company: (I) except as set forth on Schedule 3.18 attached hereto, no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (ii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority;
(iii) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (iv) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes;
(v) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the Assets of the Company and (vi) the Company has duly and validly filed an election for "S" corporation status under the Code, and such "S" election has not been revoked or terminated and neither the Company nor the Shareholders have taken any action which would cause a termination of such "S" election. No sales or use tax (other than sales tax on motor vehicles), non-recurring intangible tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) will be payable by the Company or Nations by virtue of the transactions contemplated in this Agreement.

         3.19 INSURANCE. Schedule 3.19 provides a list of all insurance policies of the company currently in force and provides the insurer, type of coverage, and policy period for each policy. The Company is covered by valid, outstanding and enforceable policies of insurance issued to it covering its properties, assets and business against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. The Company has complied with the provisions of such Insurance Policies. During the three year period to the date hereof, the Company has not made any claims under any of the Insurance Policies, and has suffered no losses that would give rise to any such claims, for an amount in excess of $ 10,000. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder. Through the Closing Date, each of the Insurance Policies will be in full force and effect.

         3.20 RECEIVABLES. All of the receivables of the Company are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Company. All of such receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables and in any event within three (3) months following the Closing, except for those receivables set forth on Schedule 3.20 attached hereto which shall be collected within six months of the Closing, without set off or counterclaims. If the receivables listed on Schedule 3.20 are not collected within six months of the Closing, Shareholders shall have ten (10) days to purchase any one or more of such receivables at the legal balance.

         3.21 LICENSES AND PERMITS. The Company possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for the Business and operations, and Schedule 3.21 sets forth a true, complete and accurate list of all such Permits. All such Permits are valid and in full force and effect, the Company is in full compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the transactions contemplated hereby.

         3.22 RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. No current customer of the Company has threatened to terminate its business relationship with the Company for any reason. The Company has no direct or indirect interest in any customer, supplier or competitor of the Company, or in any person from whom or to whom the Company leases real or personal property, except as provided in Section 5.9 hereof. No officer, director, or shareholder of the Company, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Company has any interest in any property used by the Company.

         3.23 CONTRACTS. Schedule 3.23 sets forth a list of each Contract to which the Company is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects (the "Material Contracts"), true, correct and complete copies of which have been provided to Nations. The copy of each Material Contract furnished to Nations is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. The Company has not violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or modification of any Material Contract, and all of the covenants to be performed by any other party thereto have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Company under any Material Contract, and no such event has occurred which constitutes or would constitute a default by any other party. The Company is not subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract. As used in this
Section 3.23, Material Contracts shall include, without limitation, formal or informal, written or oral, in each case which is material to the business, assets, properties or prospects of the Company, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person(s), or letters of intent or commitment letters with respect to same; (b) contracts obligating the Company to provide products or services for a period of one year or more, excluding standard collection contracts entered into in the ordinary course of its business without material modification from the preprinted forms used by the Company in the ordinary course of business, copies of which have been supplied to Nations; (c) leases of real property and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding $10,000; (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of the Company; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by the Company; (h) any non-competition agreements restricting the Company in any manner; and (I) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by the Company and not otherwise disclosed on the Schedules.

         3.24 ACCURACY OF INFORMATION FURNISHED. No statement or information made or furnished by the Company or the Shareholders to Nations or any of Nations' representatives, including those contained in this Agreement and the various schedules attached hereto and the other information and statements referred to herein and previously furnished by the Company and the Shareholders, contains or shall contain any untrue statement of a fact or omits or shall omit any fact necessary to make the information contained therein not misleading. The Company and the Shareholders have provided Nations with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         3.25 CUSTOMERS. All of the customers listed on the customer lists attached hereto as Schedule 3.25 are subject to valid and enforceable customer contracts. True, correct and complete copies of such contracts have been furnished by the Company to Nations. The Company has not violated any of the terms or conditions of any of the customer contracts, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination thereunder. Schedule 3.25 notes the top 25 customers of the Company as measured by annual revenue for the last twelve months.

         3.26 INTELLECTUAL PROPERTY. The Company has full legal right, title and interest to the Intellectual Property and has not granted any rights in or to the same to any third party. The Business as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.27 BANK ACCOUNTS. Schedule 3.27 lists each account of each of the Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account, and the locations of all safe deposit boxes of the Company and the names of all persons authorized to have access to such safe deposit boxes.

         3.28 NAMES: PRIOR ACQUISITIONS. All names under which the Company does business as of the date hereof are specified on Schedule 3.28. Except as otherwise disclosed in Schedule 3.28, the Company has not changed its name or used any assumed or fictitious name or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         3.29 DISTRIBUTIONS. From July 1, 1997, to the Closing Date, the Company has not made and will not make any distributions to Shareholders beyond those already made and listed on Schedule 3.9 other than: (I) salaries and reimbursements of customary business expenses incurred in the ordinary course of business consistent with past practices paid to Shareholders who are also employees of the Company; (ii) as provided on Schedule 3.9; and (iii) as contemplated by Section 5.9.


                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE CLOSING

         4.1 CONDUCT OF BUSINESS PENDING THE CLOSING. The Company covenants and agrees that, between the date of this Agreement and the Closing Date, the Business shall be conducted only in, and shall not take any action except in, the ordinary course of business consistent with past practice. The Company shall use its reasonable best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not between the date of this Agreement and the Closing Date, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Nations: (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents; (b) issue or authorize the issuance of, any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock or other ownership interest; (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock other than as contemplated by Section 3.29; (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (e) acquire (including, without limitation, for cash, or shares of stock, property or services, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof; (f) incur any additional indebtedness or prepay any Indebtedness other than to fund additional equipment purchases; (g) make any loans or advances to any person or entity or guarantee the indebtedness of any person or entity, except in the ordinary course of business consistent with past practice; (h) sell, dispose of or encumber any of its assets outside the ordinary course of business ; (I) enter into, modify or terminate, any Contract, other than in the ordinary course of business consistent with past practice; (j) pay any bonus to or increase the compensation or benefits payable or to become payable to its employees, independent contractors or consultants except as described in Section 5.14 below; (k) pay, discharge or satisfy any existing claims, liabilities or obligations other than in the ordinary course of business consistent with past practice; (l) increase or decrease prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably result in any increase in the loss of customers; (m) make (or commit to make) any capital expenditures in excess of $10,000 except in the ordinary course of business; or (n) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any other action which would make any representation or warranty in Article III untrue or incorrect.


                                    ARTICLE V

                 CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby and to satisfy the conditions set forth in Article VI and Article VII. The Shareholders shall cause the Company to comply with all of the covenants of the Company under this Agreement.

         5.2      HSR ACT AND OTHER ACTIONS. Each of the parties hereto shall
(I) make promptly (and in no event later than eight (8) business days following the date hereof) their respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and (ii) use their reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using their best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of the parties agrees to cooperate with the others in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement, and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         5.3 NOTIFICATION OF CERTAIN MATTERS. The Company and the Shareholders shall give prompt notice to Nations of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

         5.4 CONFIDENTIALITY: PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties.

         5.5 NO OTHER DISCUSSIONS. The Company and the Shareholders agree that the Company and the Shareholders and their respective Affiliates, employees, agents and representatives will not (I) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Company (whether by merger, consolidation, sale of stock or otherwise), or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Company and the Shareholders will immediately notify Nations if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.6 DUE DILIGENCE REVIEW AND ENVIRONMENTAL ASSESSMENT. Nations shall be entitled to conduct prior to the Closing a due diligence review of the assets, properties, books and records of the Company and an environmental assessment of the Leased Premises (hereinafter referred to as "Environmental Assessment"). The Company shall cause their respective directors, officers, employees, auditors, counsel and agents to afford Nations and its officers, employees, auditors, counsel and agents reasonable access at all reasonable times to the properties, offices, and other facilities of the Company, to its respective officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. The Environmental Assessment may include a physical examination of the Leased Premises and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing and review of pertinent records, documents, and licenses of the Company. If the Environmental Assessment identifies environmental contamination which requires remediation or further evaluation or if the results of the Environmental Assessment or due diligence review are otherwise not satisfactory to Nations in its sole discretion, then Nations may elect not to close the transactions contemplated by this Agreement and to terminate this Agreement. Nations' failure or decision not to conduct any such due diligence review or Environmental Assessment, and any information provided to or obtained by Nations, shall not affect any representation or warranty of the Company or the Shareholders under this Agreement. Assuming the Company makes available the materials for review by Nations, its due diligence review shall be completed by May 14, 1998, and the Environmental Assessment which shall be completed by May 31, 1998.

         5.7 RESTRICTIVE COVENANTS. In order to assure that Nations will realize the benefits of the transactions contemplated hereby, the Company and each of, Oliver Raymond, Michael O'Bryan and James Lathrop agree that he, will not:

                  (a) for a period of three (3) years following the termination of his employment with the Company, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, or security holder, of any company or business, engage in, or finance, or provide financial assistance with respect to, any business activity in the business of renting, selling, leasing, distributing, servicing or repairing new or used equipment, spare parts and related supplies to industrial, manufacturing, or construction customers (the "Equipment Business") in any county in any state in the United States in which NationsRent, Inc. or any of its subsidiaries, successors, or assigns (collectively, the "Nations Companies") conducts such business at the time such person commences to engage in such activity; provided, however, that the beneficial ownership of less than five percent (5%) of any class of securities of any entity having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

                  (b) for a period of three (3) years following the termination of his employment with the Company, directly or indirectly, (I) induce any customer acquired hereunder or any other customer of the Nations Companies to patronize any business which is directly or indirectly in competition with the Equipment Business conducted by any of the Nations Companies; (ii) canvass, solicit or accept from any Person which is a customer of the Equipment Business conducted by any of the Nations Companies, any such competitive business; or
(iii) request or advise any customer of the Equipment Business conducted by any of the Nations Companies to withdraw, curtail or cancel any such customer's business with the Nations Companies or their successors;

                  (c) for a period of three (3) years following the termination of his employment with the Company, directly or indirectly, employ any person who was employed by the Nations Companies, within six (6) months prior to the date being employed by such Shareholder, or in any manner seek to induce any employee of the Nations Companies to leave his or her employment; and

                  (d) at any time following the Closing Date, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in his possession any of the Companies' proprietary rights or records acquired hereunder, including, but not limited to, any customer lists.

                  (e) Notwithstanding the foregoing, the restrictions described above in (a), (b), and (c) shall run, in the case of Oliver Raymond, for a term of five (5) years from Closing.

         The Company and the Shareholders agree and acknowledge that the restrictions contained in this Section are reasonable in scope and duration, and are necessary to protect the Nations

Companies. The Company and the Shareholders agree and acknowledge that any breach of this Section will cause irreparable injury to the Nations Companies and upon any breach or threatened breach of any provision of this Section, the Nations Companies shall be entitled to injunctive relief, specific performance or other equitable relief, without the necessity of posting bond; provided, however, that this shall in no way limit any other remedies which the Nations Companies may have as a result of such breach, including the right to seek monetary damages. The parties hereto agree that Nations may assign, without limitation, the foregoing restrictive covenants to any successor to Nations' Equipment Business.

         5.8 EMPLOYMENT AGREEMENTS. (a) The Company and Shareholders shall cause Michael O'Bryan and James Lathrop to enter into two (2) year employment agreements, the form of which is provided at Exhibit C.

                  (b) The Company and the Shareholders shall cooperate with and assist Nations to cause Donald Tewell and Kenneth Acton to enter into employment agreements substantially similar to the form of employment agreement attached as Exhibit C.

         5.9      TRANSFER OF REAL PROPERTY, LEASES.

                  (a) Prior to Closing the Company shall cause to be transferred to Shareholders or their designee the real property located at 3816 Bishop Lane, Louisville, KY; 4114 Bishop Lane, Louisville, KY; 4949 South Harding Street, Indianapolis, IN; and 10060 Toebben Drive, Independence, KY.

                  (b) On the Closing Date the Company shall enter into leases (the form of which is attached as Exhibit D) providing for the lease of the Leased Premises.

                  (c) The Company shall prior to the Closing distribute its rights to certain life insurance policies listed on Schedule 5.9(c) prior to Closing.

                  (d) Prior to the Closing Date the Company shall distribute to Oliver Raymond or his assignee the following securities: Community Bank of Naples; Harmony Oaks Limited Partnership; and First National Bank of PA.

         5.10 CONTRACTS: CONSENTS. Prior to the Closing, (I) the Company shall not terminate or otherwise modify or amend any of its Contracts, and (ii) the Company shall receive consents to the transactions contemplated hereby and waivers of rights to terminate or modify any rights or obligations of the Company from any Person(s) from whom such consent or waiver is required under any Contract to which the Company or the Assets are bound as of a date not more than ten (10) days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such contracts, either by the terms thereof or as a matter of law.

         5.11 PAYOFF AND ESTOPPEL LETTERS. Prior to the Closing, the Company shall request and deliver to Nations payoff and estoppel letters from all holders of any Indebtedness of the Company which letters shall contain payoff amounts, per diem interest, wire transfer instructions and an agreement to deliver to Nations, upon full payment of any such Indebtedness, UCC-3 termination statements, satisfactions of mortgage or other appropriate releases and any original promissory notes or other evidences of indebtedness marked canceled.

         5.12 SHAREHOLDERS VOTE. The Shareholders, in executing this Agreement, consent as shareholders of the Company to the transactions contemplated hereby, and waive notice of any meeting in connection therewith.

         5.13 YEAR END BONUSES. On or before June 30, 1998, Nations shall cause Company to pay to Employees year-end bonuses for the fiscal year ending June 30, 1998, calculated in accordance with past practices, and as set forth on
Schedule 3.16.

         5.14 COOPERATION OF SHAREHOLDERS. The Shareholders shall cooperate with Nations in the conduct of an audit of the Company, including but not limited to the execution of required representation letters, in connection with the preparation of a registration for a securities offering.

                                   ARTICLE VI

                    CONDITIONS TO THE OBLIGATIONS OF NATIONS

         The obligations of Nations to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by Nations:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except (I) for matters specifically permitted by or disclosed on any Schedule to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Company and Shareholders shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Each of the Company and Shareholders shall have delivered to Nations a certificate, dated as of the Closing Date, duly signed (in the case of the Company by its President), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, (I) there shall have been no Material Adverse Change in the Assets or the Business except as contemplated by the terms of this Agreement, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any respect the Assets or the

Business, and (iii) none of the Assets shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage), and there shall have been delivered to Nations a certificate to that effect, dated the Closing Date and signed by or on behalf of the Company and the Shareholders.

         6.3 CORPORATE CERTIFICATE. The Company shall have delivered to Nations (I) copies of its articles of incorporation and bylaws as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by its Board of Directors and Shareholders authorizing the transactions contemplated by this Agreement, and (iii) a certificate of existence issued by the Commonwealth of Kentucky as of a date not more than ten (10) days prior to the Closing Date, certified in the case of subsections (I) and (ii) of this Section as of the Closing Date by the Secretary of the Company as being true, correct and complete.

         6.4 DELIVERY OF THE SHARES. At the Closing, Shareholders shall duly endorse for transfer and deliver to Nations (or its assignee) the Shares and such other instruments of transfer of title as are necessary to transfer to Nations (or its assignee) good and marketable title to the Shares free and clear of any Liens.

         6.5 OPINION OF COUNSEL. Nations shall have received an opinion dated as of the Closing Date from counsel for the Company and the Shareholders, in form and substance acceptable to Nations, to the effect that:

                  (I) the Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                  (ii) the Company has obtained all necessary authorizations and consents of its Boards of Directors and Shareholders to consummate the Acquisition and the other transactions contemplated hereby;


                  (iii) Such counsel does not know or have reason to believe that there is any litigation, proceeding or investigation pending or threatened which might result in any Material Adverse Effect on the Company, or which questions the validity of this Agreement;

                  (iv) The execution and delivery of this Agreement by the Company and the Shareholders, the performance by the Company and the Shareholders of their respective obligations hereunder and the consummation by the Company and the Shareholders of the transactions contemplated by this Agreement will not (a) contravene any provision of the articles of incorporation or bylaws of the Company, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company, or the Shareholders, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company or the Shareholders except for loan agreements, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Assets, or (e) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except for certain lenders and as required and as have been made under the HSR Act; and

                  (v) This Agreement is a valid and binding obligation of the Company and the Shareholders, and enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

         6.6 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereby, and which, in the judgment of Nations, makes it inadvisable to proceed with the transactions contemplated hereby.

         6.7 DUE DILIGENCE REVIEW. Nations shall have completed its due diligence review of the Company, the Assets and the Business pursuant to Section 5.6, and shall be satisfied with the results of such review and assessment.

         6.8 BOARD APPROVAL. The Board of Directors of Nations shall have authorized and approved this Agreement and the transactions contemplated hereby.

         6.9 EMPLOYMENT AGREEMENTS; LEASES; TERMINATION OF BUY SELL AGREEMENT. The Company shall have delivered the executed employment agreements contemplated by Section 5.8 and the leases contemplated by Section 5.9 hereof. The Shareholders shall deliver at Closing a termination agreement, in form and substance reasonably acceptable to Nations, terminating the Buy Sell Agreement listed on Schedule 3.4(a).

         6.10 CONSENTS. The Company shall have received the consents to the transactions contemplated hereby in accordance with Section 5.10 hereof.

         6.11 HSR ACT. Any applicable HSR Act waiting period shall have expired or been terminated.

                                   ARTICLE VII

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
                              AND THE SHAREHOLDERS

         The obligations of the Company and the Shareholders to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by the Company and the Shareholders:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Nations contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except (I) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Nations shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Nations shall have delivered to the Company, the Companies and the Shareholders a certificate, dated as of the Closing Date, and signed by an officer thereof, certifying that such representations and warranties are true and correct, and that all such obligations have been performed and complied with, in all material respects.

         7.2      PURCHASE PRICE. At the Closing, Nations shall (I) pay to the

Shareholders the Closing Payment; and (ii) deliver to Shareholders the Promissory Notes.

         7.3 NO ORDER OR INJUNCTION. There shall not be pending by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.

         7.4 HSR ACT. Any applicable HSR Act waiting period shall have expired or been terminated.


                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 AGREEMENT TO INDEMNIFY. Shareholders agree to protect, defend, indemnify and hold Nations harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Nations resulting from or arising out of (I) any breach of a representation or warranty made by the Company or Shareholders in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Company or the Shareholders in this Agreement, or (iii) any inaccuracy in any certificate delivered by the Company or the Shareholders pursuant to this Agreement or (iv) any liability for any judgment, award, or settlement under the litigation against the Company listed on Schedule 3.11 as item A.2. (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing with respect to the measurement of Indemnifiable Damages, Nations shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Company and the Shareholders hereunder been true and correct and had the agreements and covenants of the Company and the Shareholders been performed in full. Notwithstanding anything to the contrary contained herein, Nations shall not be entitled to any Indemnifiable Damages unless the aggregate of all such Indemnifiable Damages exceeds $200,000.00 ("Indemnification Threshold"), in which case, Nations shall be entitled to the full amount of Indemnifiable Damages including the amount of the Indemnification Threshold. Any receivables of the Company charged-off or written down prior to the date hereof that the Company receives a recovery on after the Closing Date (net of any expenses of such recovery), shall be applied to reduce the aggregate amount of Indemnifiable Damages.

         8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Shareholders in this Agreement at Sections 3.1, 3.12, 3.17 and 3.18 shall survive the Closing of the transactions contemplated hereby. All other representations and warranties made by the Shareholders shall survive for a period of three (3) years after the Closing Date. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

         8.3 SET OFF AND SECURITY FOR INDEMNIFICATION OBLIGATIONS. Shareholders agree that Nations may set off against and recoup from the Promissory Notes and/or the Management Promissory Notes any Indemnifiable Damages for which the Shareholders may be responsible pursuant to this Agreement. Should the Promissory Notes be (in accordance with their terms) converted to common stock of Nations, $.01 par value per share (the "Nations Common Stock"), the Shareholders hereby grant a first priority security interest in, and pledge and instruct Nations to set aside and hold back Nations Common Stock equal to $6,000,000.00 (at the initial price of the Nations Common Stock of its initial underwriters public offering registered under the Securities Act of 1933, as amended) (the "Held Back Shares"). Nations may set off against the Held Back Shares any Indemnifiable Damages for which the Shareholders are responsible in accordance with this Agreement. The set off and hold back rights are subject, however, to the following terms and conditions:

                  (a) Nations shall give written notice to the Company of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (I) the amount of Indemnifiable Damages or other loss, damage, cost or expense which Nations claims to have sustained by reason thereof, and (ii) the basis of the claim therefor.

                  (b) Such set off and recoupment shall be effected on the later to occur of the expiration of thirty (30) days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved.

                  (c) If, prior to the expiration of the Notice of Contest Period, the Shareholders shall notify Nations in writing of an intention to dispute the claim and if such dispute is not resolved within thirty (30) days after expiration of such period (the "Resolution Period"), then Nations may elect that such dispute shall be resolved by a committee of three (3) arbitrators (one appointed by the Company, one appointed by Nations and one appointed by the two arbitrators so appointed), which shall be appointed within sixty (60) days after the expiration of the Resolution Period. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within forty-five (45) days of being appointed and shall be final and binding on all parties.

                  (d) The Held Back Amount shall constitute a deferred payment obligation of Nations to the Shareholders which shall be paid to the Shareholders eighteen months after the Closing Date subject to any setoffs and recoupments by Nations hereunder. All setoffs, recoupments and payments of Indemnifiable Damages pursuant to this Section shall be treated as adjustments to the Purchase Price.

         8.4 VOTING OF AND DIVIDENDS ON THE HELD BACK SHARES. Except with respect to shares transferred pursuant to the foregoing right of set off (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Shareholders and the shareholders shall be entitled to vote the same; provided, however, that, there shall also be deposited with Nations subject to the terms of this Article, all shares of Nations Common Stock issued to the Shareholders as a result of any stock dividend or stock split and all cash issuable to the Shareholders as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the Shareholders together with such Held Back Shares.

         8.5 SUBSTITUTION FOR HELD BACK SHARES. At any time that Nations is holding Held Back Shares under the provision of sections 8.3 and 8.4 above, the Shareholders or any of them shall be entitled to receive delivery of such shares, unencumbered, upon the delivery to Nations of substitute collateral, in such form as shall be acceptable to Nations, approval of which shall not be unreasonably withheld, to be held for the same time, the same manner, and under the same provisions as the Held Back Shares, with provisions for further substitution in the same manner.

         8.6 DELIVERY OF HELD BACK SHARES. Nations agrees to deliver to the Shareholders no later than eighteen months after the Closing Date any Held Back Shares then held by it (or proceeds from the Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares remaining on deposit (or proceeds from the sale of Held Back Shares) after such claim shall have been satisfied shall be returned to the Shareholders promptly after the time of satisfaction.

         8.7 NO BAR: WAIVER. If the Held Back Shares are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to the Shareholders prior to the making or resolution of such claim), then Nations may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages. The Shareholders hereby waive any rights to contribution or any similar rights they may have against the Company as a result of their agreement to indemnify Nations under this Article VIII or otherwise.


                                   ARTICLE IX

                                   DEFINITIONS

         9.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                  "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder.

                  "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, undertaking, commitment, obligation whether written or oral, express or implied.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                  "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indebtedness" of any entity means all obligations of such entity (I) which in accordance with GAAP should be classified upon a balance sheet as indebtedness; (ii) for borrowed money or purchase money financing which has been incurred in connection with the acquisition of property, assets or services; (iii) secured by any Lien or other charge upon property or assets owned by such entity, even though such entity has not assumed or become liable for the payment of such obligations; (iv) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such entity, whether or not the rights and remedies of the lender or lessor under such agreement in the event of default are limited to repossession or sale of the property; and (v) for remaining payments under any capitalized leases (as defined under GAAP), non-competition agreements, severance agreements, or any other agreements made outside the ordinary course of business.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                  "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                  "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

                  "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         9.2 OTHER DEFINITIONAL PROVISIONS. All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable. As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                    ARTICLE X

                                   TERMINATION

         10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date: (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or (b) by Nations in the event of a material breach by the Company or the Shareholders of any provision of this Agreement or in accordance with Section 5.6; (c) by the Company in the event of a material breach by Nations of any provision of this Agreement; or (d) by Nations or the Company if the Closing shall not have occurred by July 31, 1998 provided that the party seeking to terminate this Agreement has acted in good faith to close the transactions contemplated hereby.

         10.2 EFFECT OF TERMINATION. Except for the provisions of Article VIII hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 1 0.1, this Agreement shall forthwith become void and of no further force and effect, and the parties hereto shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  (a)      IF TO NATIONS:

                           NationsRent, Inc.
                           450 East Las Olas Boulevard

                           Ft. Lauderdale, FL 33301
                           Attn: Gene Ostrow
                           Telecopy: (954) 760-6565

                           WITH A COPY TO:

                           Akerman, Senterfitt & Eidson, P.A.
                           One S.E. Third Avenue
                           Miami, Florida 33131
                           Attn: Joseph H. Izhakoff
                           Telecopy: (305) 374-5095

                  (b)      IF TO THE COMPANY OR THE SHAREHOLDERS:

                           Raymond Equipment Co.
                           3816 Bishop Lane
                           Louisville, KY 40218
                           Attn.: Michael O'Bryan
                           Telecopy: (502) 968-1823

                           Oliver H. Raymond, Jr.
                           2319 Gulf Shore Blvd. N.
                           Naples, FL 34103

                           Linda A. Raymond
                           7575 Shadyside Dr.
                           Bloomington, IN 47401

                           L. Michael O'Bryan
                           5205 Indian Woods Drive
                           Louisville, KY 40207

                           James B. Lathrop
                           4012 Deer Creek Drive
                           Louisville, KY 40241

                           Donald P. Tewell
                           2087 Golfview Court
                           Greenwood, IN 46143

                           Kenneth D. Acton
                           7640 Rolling Hills
                           Lanesville, IN 47136

                           WITH A COPY TO:

                           Seiller & Handmaker, LLP
                           2200 Meidinger Tower
                           Louisville, KY 40202
                           Attn: Stuart A. Handmaker
                           Telecopy: (502) 583-2100

         Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or certified or registered mail.

         11.2 ENTIRE AGREEMENT: THIRD PARTY BENEFICIARIES. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above. Except for the Nations Companies which are intended to be third party beneficiaries of this Agreement, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         11.3 EXPENSES. Except as otherwise provided herein, the Shareholders and Nations shall pay their own fees and expenses, except for the filing fee and Washington counsel fee due in connection with the HSR filing which shall be paid by Nations, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. The Shareholders hereby agrees to pay any and all sales, transfer and use and/or similar taxes or fees which may become due and owing as a result of the completion of the transactions contemplated by Section 5.9.

         11.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         11.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder.

Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Companies or the Shareholders without the prior written consent of Nations.

         11.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

         11.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         11.8 CONSTRUCTION. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. The mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty relates solely to the existence of the document or other items itself).

         11.9 GOVERNING LAW: SEVERABILITY. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to an party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         11.10 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

[SIGNATURES ON FOLLOWING PAGE]

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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                NATIONSRENT, INC., a Delaware corporation


                                By:/s/ Gene J. Ostrow
                                   -----------------------------------------
                                       Name:    Gene J. Ostrow
                                       Title:   Vice President


                                RAYMOND EQUIPMENT CO., a
                                Kentucky corporation


                                By:/s/ L. Michael O'Bryan
                                   -----------------------------------------
                                         L. Michael O'Bryan, President

                                /s/ Oliver Raymond
                                --------------------------------------------
                                Oliver Raymond

                                /s/ Linda Raymond
                                --------------------------------------------
                                Linda Raymond

                                /s/ Michael O'Bryan
                                --------------------------------------------
                                Michael O'Bryan

                                /s/ James Lathrop
                                --------------------------------------------
                                James Lathrop

                                /s/ Donald Tewell
                                --------------------------------------------
                                Donald Tewell

                                /s/ Kenneth Acton
                                --------------------------------------------
                                Kenneth Acton


                                       34